Exhibit 10.3(c)

Second Amendment to Consulting Agreement

        This Second Amendment to Consulting Agreement (the "Second Amendment") is entered into as of December 10, 2002, by and between Cephalon, Inc., a Delaware corporation ("Cephalon") and Martyn D. Greenacre ("Consultant").

        WHEREAS, Cephalon and Consultant have previously entered into a Consulting Agreement (the "Consulting Agreement") dated as of October 1, 2001;

        WHEREAS, Cephalon and Consultant have previously amended the Consulting Agreement dated as of April 1, 2002 (the "Amendment") to extend the term through December 31, 2002;

        WHEREAS, it is deemed to be in the best interests of both parties that the Consulting Agreement continue beyond the December 31, 2002 expiration date.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, and intending to be bound legally hereby, Cephalon and Consultant hereby agree as follows:

1.    Amendments.    The Consulting Agreement is hereby amended as follows, effective as of the date set forth above:

1.1.    Section 2.    Section 2 is replaced in its entirety with the following language: "The term of this Agreement shall continue in effect until either party gives the other 30 days' prior written notice of termination pursuant to paragraph 6 below."

2.    Other Matters.

2.1    Except as amended hereby, the Consulting Agreement shall remain in full force and effect.

2.2    This Second Amendment shall be binding on the parties and their respective successors and assigns.

2.3    This Second Amendment shall be governed and interpreted in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws provisions.

        IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first written above.

CEPHALON, INC.
By:
/s/ FRANK BALDINO, JR. Name: Frank Baldino, Jr., Ph.D. Title: Chairman and Chief Executive officer
MARTYN D. GREENACRE

/s/ MARTYN D. GREENACRE